Exhibit 99

NEWS Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Contacts:	Samuel B. Hay III	David W. Brooks II
	President and Chief Executive Officer	EVP and Chief Financial Officer
	Main Street Banks, Inc.	Main Street Banks, Inc.
	(770) 786-3441	(770) 786-3441

MAIN STREET BANKS TO PRESENT

AT SUNTRUST ROBINSON HUMPHREY CONFERENCE

ATLANTA, GA – September 1, 2005 – Main Street Banks, Inc. (Nasdaq: MSBK) today announced that Samuel B. Hay, president and chief executive officer and David W. Brooks, executive vice president and chief financial officer, will make a presentation at the SunTrust Robinson Humphrey Sunbelt Community Banking Conference in Atlanta on Tuesday, September 13th at 9:30 a.m. EDT.

The presentation slides and the live audio web cast will be available through Main Street’s web site at www.mainstreetbank.com and a replay of the presentation will also be available for a limited time thereafter at the same address.

About Main Street

Main Street Banks, Inc., a $2.4 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia’s fastest growing communities. Main Street is the largest community banking organization in the Atlanta metropolitan area.